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                                                                  Exhibit 3.35.1

                            ARTICLES OF INCORPORATION
                                       OF
                          PATRIOT MINING COMPANY, INC.

I.    The undersigned agree to become a corporation by the name of:

                          PATRIOT MINING COMPANY, INC.

II. The principal Office or Place of Business of said Corporation will be located at P. O. Box 306, in the town of Kingwood, in county of Preston and State of West Virginia. Its chief works will be located in Kingwood District, Preston County, State of West Virginia.

III.  The objects for which this Corporation is formed are as follows:

      (a) To engage in the general business of mining and to do all things incident thereto;

      (b) To purchase, lease or otherwise acquire, to hold, and to sell, lease or otherwise dispose of real property, mines, mineral and mining rights, oil and gas wells, oil and gas royalties, and interests of any nature in all of the foregoing, whether in the United States of America or elsewhere;

      (c) To mine, drill for and otherwise extract coal, oil, gas, metals, ores and minerals and to otherwise acquire, produce, prepare for market, process, store, transport, sell and deal in the same and the products and by-products thereof;
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      (d)   To operate and conduct mines, wells and mining and drilling operations;

      (e) To acquire, construct, operate, maintain and dispose of lands, factories, works, facilities, machinery, equipment and buildings of whatever nature;

      (f) To carry on the business of consulting, advising and managing mining and drilling operations;

      (g) To engage in the transaction of any or all other lawful business for which corporations may be incorporated under the corporation laws of the State of West Virginia, as the same may be from time to time amended;

      (h) To enter into and participate in one or more joint ventures with individuals or corporations to carry out the objects, purposes and powers of the Corporation;

      (i) To do all things necessary, convenient or incident to the accomplishment of the foregoing objects, purposes and powers.

IV. The amount of the total authorized capital stock of said corporation shall be Five Thousand dollars, which shall be divided into five hundred shares of the par value of ten dollars each.

            The amount of capital stock with which it will commence business is One Thousand Dollars ($1,000.00) being one hundred shares of the par value of ten Dollars ($10.00) each.

VII. The full names and addresses, including street and street numbers, if any, and the city, town or village, of the


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      incorporators, and if a stock corporation, the number of shares subscribed by each.

                                                No. of Shares     Total No.
NAME                    ADDRESS                 Common Stock      of Shares
----                    -------                 ------------      ---------

Marvin E. Milbauer      200 Park Avenue
                        New York, New York 10017      40              40

Christopher S.          200 Park Avenue               30              30
Armstrong               New York, New York 10017

Brian E. McGunigle      200 Park Avenue               30              30
                        New York, New York 10017

VI.   The existence of this corporation is to be perpetual.

      WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this 10th day of March, 1975.


                                          /s/ Marvin E. Milbauer
                                          ------------------------------


                                          /s/ Christopher S. Armstrong
                                          ------------------------------


                                          /s/ Brian E. McGunigle
                                          ------------------------------

Chapter 31, Article 1, Section 6, Code 1931, as amended.

                            Effective June 10, 1967.

AGREEMENT OF INCORPORATION and/or AMENDMENT prepared by:

Coudert Brothers
200 Park Avenue
New York, New York 10017


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